UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest reported) February 8, 2002
           -----------------------------------------------------------

                              Communicate.com Inc.
                              --------------------
             (Exact name of registrant as specified in its chapter)

             Nevada                     000-29929               33-0786959
             -------------------------------------------------------------
  (State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
         of incorporation)                                  Identification No.)


            #1300 - 1090 West Georgia Street, Vancouver, B.C.     V6E 3V7
            -------------------------------------------------------------
               (Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code (604) 697-0136
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

                      INFORMATION TO BE INCLUDED IN REPORT


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) Communicate.com Inc., a Nevada corporation (the "Company"), pursuant to a letter agreement dated as of December 31, 2001, agreed to sell approximately 81 domain name rights held by its 83%-owned subsidiary, Communicate.com Inc., an Alberta corporation (the "Subsidiary"), to Your Vitamins, Inc., a Nevada corporation, for $1,500,000 payable in cash. The transaction was subject to approval by Subsidiary's shareholders which approval was received on February 8, 2002. The purchase price for the domain names sold to Your Vitamins, Inc. was determined through arms-length negotiations with Your Vitamins, Inc. Neither Your Vitamins, Inc. nor any officer, director or shareholder of Your Vitamins, Inc. has any relationship with the Company or any of its officers, directors or shareholders.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS


(a)      Pro-Forma Financial Information:

         Pro Forma Financial Information relating to the transaction described herein will be provided by amendment to this Report on Form 8-K within sixty (60) days after the date the report is required to be filed.

EXHIBITS

(a) Letter Agreement, dated as of December 31, 2001, between Communicate.com Inc. and Your Vitamins, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Communicate.com Inc. has duly caused this report to be signed on its behalf by the undersigned, who is duly authorized.

                                   COMMUNICATE.COM INC.

Dated:                             By: /s/ Cameron Pan
                                       -----------------------------------------
                                       Cameron Pan, Director and Chief Financial
                                       Officer

                                                                       Exhibit A

                              COMMUNICATE.COM INC.
                         1300 -1090 West Georgia Street
                              Vancouver, BC V6E 3V7
                     Tel: (604) 697-0136 Fax: (604) 697-0139


December 31, 2001



Mr. Andrew Lessman
President
YOUR VITAMINS, INC.
430 Parkson Road
Henderson, Nevada  89015



Dear Mr. Lessman:

The purpose of this letter is to document the essential terms of our agreement to sell to you certain internet domain names which we own. The essential terms of our agreement are as follows:

1. The attached Schedule "A" lists all the domain names owned by us which you have agreed to purchase. We represent and warrant that all domain names listed in Schedule "A" are owned by us.

2. The purchase price for these domain names is United States One Million Five Hundred Thousand Dollars (US$1,500,000).

3.   The effective date of your purchase is December 31, 2001.

4. Certain of the domain names in Schedule "A" are subject to 3rd party agreements and the attached Schedule "B" lists all such domain names together with the subject agreements. It is a condition of this agreement that you will honor all 3rd party agreements. All rights and obligations which we have will be transferred to you, as of December 31, 2001. For greater certainty all revenues accruable after December 31, 2001 and payable to us will become payable to you after December 31, 2001.

5. Interest earned on the funds held in trust will be for our account, assuming closing occurs on January 21, 2002 or a later date if mutually agreed upon.

6. On closing all necessary parties, e.g. Overture Services, Inc., will be notified that the domain names have been sold as of December 31, 2001.

Upon your acceptance of the essential terms of this agreement you will immediately forward to our attorney the purchase price of US$1,500,000 to be held in trust until closing. Closing of this transaction is only subject to completion and submission of the Registrant Name Change Agreements for the domain names in Schedule "A", which will be completed no later than February 28, 2002. If such document is not completed those funds in trust will be released to you, unless we agree to an extension of this date.

Consummation of this agreement is subject to receipt of all necessary approvals, including without limitation the approval of the directors and shareholders and any regulatory or other approvals necessary for the transfer of the assets and consummation of the transactions contemplated herein.

This letter agreement represents the entire understanding and agreement between the parties and supersedes all prior negotiations, representations and agreements made by and between the parties.

Please acknowledge your agreement to these terms by signing in the area below and returning a copy of this letter agreement by fax and courier.


Yours very truly,

"J Cameron Pan"

J Cameron Pan
President

                              Reviewed and agreed this 31st day of December 2001


                              "Andrew Lessman"
                              --------------------------------------------------
                              YOUR VITAMINS, INC.
                              Mr. Andrew Lessman
                              Authorized Signatory